TELULAR CORPORATION
647 NORTH LAKEVIEW PARKWAY
VERNON HILLS, IL 60061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 25, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telular Corporation, a Delaware corporation (the Company), will be held on Tuesday, January 25, 2005, at 9:00 a.m. local time, at the Northbrook Hilton, located at 2855 North Milwaukee Avenue, Northbrook, Illinois 60062 for the purpose of considering and acting upon the following matters:

1.	Election of seven directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2.	Consider three shareholder proposals submitted to the Company.

3.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The matters set forth above are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.

The Board of Directors has fixed the close of business on November 26, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof. A list of such shareholders will be available for inspection at the Company’s headquarters located at 647 North Lakeview Parkway, Vernon Hills, IL 60061 during ordinary business hours for the ten-day period prior to the Annual Meeting of Shareholders.

By Order of the Board of Directors

/S/ KENNETH E. MILLARD

Chairman, Chief Executive Officer and President

Vernon Hills, Illinois
December 14, 2004

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO VOTING BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

TELULAR CORPORATION
PROXY STATEMENT FOR 2005
ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Telular Corporation, a Delaware corporation (the Company), for use at the Company’s Annual Meeting of Shareholders to be held on Tuesday, January 25, 2005, at 9:00 a.m. local time (the Annual Meeting), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the Notice). The enclosed proxy, Proxy Statement and Notice were first mailed to shareholders on or about December 17, 2004. The Annual Meeting will be held at the Northbrook Hilton, located at 2855 North Milwaukee Avenue, Northbrook, Illinois 60062. The Company’s principal executive offices are located at 647 North Lakeview Parkway, Vernon Hills, Illinois 60061. The Company’s telephone number at that address is (847) 247-9400.

Voting Rights and Solicitation of Proxies

The Company’s common stock is the only class of security entitled to vote at the Annual Meeting. As of the close of business on November 26, 2004, 13,276,426 shares of the Company’s common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held of record by such shareholder as of the close of business on November 26, 2004. Consequently, only shareholders of record at the close of business on November 26, 2004, are entitled to notice of, and to vote at, the Annual Meeting. All shares represented by valid proxies that are received prior to the Annual Meeting and are not subsequently revoked will be voted, and voted in accordance with the directions specified in the proxy. See Votes Required for a description of the treatment of proxies in which no directions are specified. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company’s principal executive office a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum

The Company’s bylaws provide that the holders of fifty percent (50%) of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Election of Directors. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. In the event no directions are specified, valid proxies that are not revoked will be voted FOR the nominees identified in this Proxy Statement. Should any nominee identified in this Proxy Statement decline or prove unable to serve as a director at the time of the Annual Meeting, valid proxies voted FOR the nominee and that are not revoked will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Each of the nominees identified in this Proxy Statement has consented to being named in this Proxy Statement and to serve if elected. To the knowledge of the Company’s Board of Directors, as of the date of this Proxy Statement no nominee intends to decline service as a director or will prove unable to serve as a director.

The Board of Directors recommends that shareholders vote FOR the election of each director.

All other matters. All other matters require for approval the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be counted as votes against approval. Broker non-votes will be counted as neither votes for nor votes against approval. In the event no directions are specified, valid proxies that are not revoked will be voted FOR approval of the Sixth Amended and Restated Stock Incentive Plan and AGAINST each shareholder proposal.

The Board of Directors recommends that shareholders vote AGAINST each shareholder proposal.

Solicitation

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. Soliciting material will be furnished to brokerage houses, fiduciaries, and custodians for forwarding to beneficial owners. The Company may reimburse such persons for their costs in forwarding the soliciting material. Directors, officers, employees or agents of the Company may supplement the original solicitation of proxies by mail through solicitation by telephone or other means. No additional compensation will be paid to these individuals for any such services. The Company may also employ a proxy solicitation service, in which case the Company may pay a fee to the proxy solicitation service.

ELECTION OF DIRECTORS

The Company’s Board of Directors will consist of seven directors to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All nominees are currently members of the Company’s Board of Directors.

The nominees, and certain information about them as of December 1, 2004, are set forth below.

Kenneth E. Millard, age 57, was elected Chairman of the Company’s Board of Directors on October 9, 2001, and is currently President and Chief Executive Officer of the Company. Mr. Millard has served as a director, President and Chief Executive Officer of the Company since April 1996. Previously, Mr. Millard served as President and Chief Operating Officer of Oncor Communications, based in Bethesda, Maryland from 1992 to 1996. He worked for Ameritech from 1982 to 1992 where he served as President and Chief Executive Officer of Michigan Bell Telephone Company from 1989 to 1992. Prior to 1989, he held the positions of Senior Vice-President of Corporate Strategy for three years and Senior Vice President and General Counsel of Ameritech for four years. From 1972 to 1982, Mr. Millard worked for AT&T and Wisconsin Bell as an attorney. Mr. Millard is currently a member of the Board of Directors of Digi International.

John E. Berndt, Lead Director, age 64, has served as a director of the Company since December 1996. Mr. Berndt retired from Sprint Corporation on September 30, 2000. From 1998 to September 2000, Mr. Berndt was President of Sprint International, an operating unit of Sprint Corporation. From 1997 to 1998, Mr. Berndt was President of Fluor Daniel Telecom, an operating company of the Fluor Daniel Corporation. Mr. Berndt was President of AT&T New Business Development/Multimedia Ventures from 1993 until the spin-off of Lucent Technologies from AT&T occurred in 1996. Mr. Berndt was employed by AT&T since 1963 and was President of its Business Services Business Unit from 1991 until 1993 and President of the International Communications Services Business Unit from 1987 until 1991. Mr. Berndt is a member of the Council on Foreign Relations, the Dallas Committee on Foreign Relations and served on the U.S. Trade Representative’s Services Policy Advisory Commission from 1987 until 1993. Mr. Berndt is a Chairman of the Board of MetaSolv, Inc. and the American Graduate School of International Management. Mr. Berndt is a director of Calence, Inc. and a former member of the Board of Directors for the University of Wisconsin Foundation.

Larry J. Ford, age 63, has served as a director of the Company since March 1994. Mr. Ford retired from ADC Telecommunications Inc. in July 2002. From October 1999 to July 2002, Mr. Ford was Senior Vice President and President of ADC’s Integrated Solutions Group. Mr. Ford was previously President and Chief Executive Officer of Information Advantage from April 1995 to August 1999. Prior to that time, Mr. Ford was employed by Systems Software Associates, Inc. as a Vice-Chairman from November 1994 to March 1995, and as the

Chairman, Chief Executive Officer and President from August 1991 to October 1994. Prior to his service with Systems Software Associates, Inc., Mr. Ford worked for IBM for 28 years, his most recent position being Vice President of Information and Telecommunications Systems.

Daniel D. Giacopelli, age 46, has served as a director and Executive Vice President and Chief Technology Officer of the Company since October 28, 1997. Mr. Giacopelli founded and was President and Chief Executive Officer of Wireless Domain, Incorporated from September 1995 to October 1997. Prior to that time, Mr. Giacopelli was Director of Engineering of the Wireless Group of Telephonics Corporation from 1987 to 1995. Prior to 1987, Mr. Giacopelli was President and CEO of Valinor Electronics, Inc.

Brian J. Clucas, age 46, has served as director since October 28, 2003. Mr. Clucas is Vice President, Audit Services for Illinois Tool Works Inc., a position he has held since 2002. From 1994 to 2002, Mr. Clucas was an Audit & Business Advisory Partner for Arthur Andersen. Prior to that, Mr. Clucas held a variety of positions with Arthur Andersen LLP for the preceding 14 years.

Lawrence S. Barker, age 52, has served as a director of the Company since November 1, 2004. Mr. Barker is President and CEO for Visual Networks, Inc., a position he has held since 2003. From 1997 to 2003, Mr. Barker was President, Software Systems Division for ADC Telecommunications. From 1996 to 1997, Mr. Barker was President for Stanford Associates Inc. From 1994 to 1996, Mr. Barker was President and CEO, Intelicom Division of Computer Sciences Corporation. Prior to that, Mr. Barker held a variety of positions with Computer Sciences Corporation for the preceding 7 years. From 1974 to 1987, Mr. Barker held a variety of management positions in the telecommunications industry. Mr. Barker is the Chairman of the Board of Visual Networks and director of Rate Integration.

Kevin J. Wiley, age 44, has served as a director of the Company since November 1, 2004. Mr. Wiley currently is a consultant in the telecommunications industry since July 2003. From November 2001 to July 2003, Mr. Wiley was Vice President of Sales at Next Level Communications. Mr. Wiley was Director Latin American Cellular Operations for Motorola’s Network Management Group from 1997 to 2001. From 1995 to 1997, Mr. Wiley was Vice President, Diversified Operations for Aliant Communications, Inc. Prior to that, Mr. Wiley was President and CEO of Nebraska Cellular Telephone Corporation from 1992 to 1995, and Vice President/COO and General Manager from 1989 to 1992. Prior to that, Mr. Wiley held a variety of management positions in the telecommunications industry. Mr. Wiley is currently on the Board of Directors of Celtel Telefonica, S.A., Honduras.

There are no family relationships among any officers and directors of the Company.

Board Committees and Meetings

The Board of Directors has a standing Audit Committee and Compensation Committee. The Board of Directors does not have a standing Nominating Committee because it relies on the judgment of all independent directors (currently Messrs. Barker, Berndt, Clucas, Ford and Wiley) when recommending candidates for election. Further, each independent director has been charged with the responsibility to locate director candidates, as necessary. Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. The independent directors collectively agree on which director candidates to recommend for director. The Company certifies that it has adopted board resolutions addressing the director nomination process as required under federal securities laws, and the process was used in the selection and appointment of Mr. Barker and Mr. Wiley.

The independent directors will consider persons recommended by shareholders in selecting nominees for election to the Board of Directors.  Stockholders who wish to suggest qualified candidates should write to: Telular Corporation, 647 N. Lakeview Parkway, Vernon Hills, IL 60061, Attention: Lead Director John E. Berndt. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person’s willingness to serve.

During the fiscal year ended September 30, 2004, the Board of Directors held seven meetings. Each incumbent member of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period during which he was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he was a committee member. Directors Millard, Berndt, Clucas, Giacopelli, Ford and Haning all attended last years Annual Meeting of Shareholders. Company policy requires all of the current directors to attend the next Annual Meeting of Shareholders on January 25, 2005.

The Compensation Committee is responsible for developing and making a compensation policy for executive officers of the Company, which includes approving employment agreements, reviewing and approving compensation plans, establishing performance targets for, and assessing the performance of the Company’s executive officers, and making grants of salary, annual incentive compensation and long-term incentive compensation. With respect to employees other than executive officers, the Compensation Committee reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation. The Compensation Committee also develops and makes compensation policy for the non-employee directors. The Compensation Committee currently consists of Mr. Ford, Committee Chairman, and Mr. Berndt, each of whom is an independent director as defined by Nasdaq listing standards. The Compensation Committee met six times during the fiscal year ended September 30, 2004.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities concerning, among other things, the Company’s financial reporting process and systems of internal controls, and facilitates open communication among the Audit Committee, the Board of Directors, the outside auditors and the Company’s management. The Board of Directors certifies that it has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A, and that the Audit Committee has reviewed and reassessed the adequacy of the formal written charter on an annual basis. The charter outlines the various duties and responsibilities of the Audit Committee. The Audit Committee currently consists of Mr. Clucas, Committee Chairman, Mr. Berndt and Mr. Ford, each of whom qualifies as an independent director, as that term is used in Item 7(d)(3)(iv) of Schedule A under the Exchange Act, under Exchange Act Rule 10A-3(b)(1) and Rule 4200(a) of the Nasdaq listing standards. The Audit Committee met five times during the fiscal year ended September 30, 2004. The Board of Directors has determined that the Company has at least one audit committee financial expert (Mr. Clucas), as defined by Item 401(h) of Regulation S-K, serving on its audit committee. The Company certifies that it has, and will continue to have, at least one Audit Committee member who has past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that evidences financial sophistication.

Stockholder Communications to the Board

The Company has a process in place to immediately forward all communications addressed to its Board of Directors and received by the Company to Lead Director, Mr. John E. Berndt. Mr. Berndt distributes such communications to the other directors.

Compensation of Directors

Directors of the Company who are employees of the Company received no compensation for serving on the Board of Directors. Mr. Millard and Mr. Giacopelli are directors and employees of the Company.

Each director that the Board of Directors has determined to be independent, in accordance with Rule 4200(a) of the NASDAQ listing standards (each, an Independent Director) is compensated in the form of a cash retainer payment and a stock option for attending meetings of the Board of Directors and committee meetings of the Board of Directors. The Board of Directors has determined that during fiscal year 2004, Mr. Berndt, Mr. Clucas, Mr. Ford and Mr. Haning were Independent Directors. On November 1, 2004, Mr. Barker and Mr. Wiley joined the Company’s Board of Directors as Independent Directors and Mr. Haning resigned from the Company’s Board of Directors. The Board of Directors has determined that Mr. Barker and Mr. Wiley each are Independent Directors.

During the fiscal year ended September 30, 2004, Independent Directors Berndt, Clucas, Ford and Haning received a retainer payment of $10,000 and an option to purchase 10,600 shares of the Company’s common stock. These stock options were issued on October 28, 2003, have a strike price of $5.50 (the closing market price of the Company’s common stock on that date), and became fully vested as of October 28, 2004.

All directors are reimbursed for all reasonable expenses of attendance at each meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 26, 2004 with respect to ownership of the Company’s common stock as of November 26, 2004, (i) by each person who is known by the Company to own beneficially more than 5% of the shares of the Company’s common stock outstanding as of November 26, 2004, (ii) by each director of the Company, (iii) by each individual serving as the Company’s chief executive officer, or in a similar capacity, during the fiscal year ended September 30, 2004 (the CEO), (iv) by each of the Company’s four most highly compensated executive officers who served as executive officers of the Company during the fiscal year ended September 30, 2004 (together with the CEO, the Named Executive Officers), and (v) by all directors of the Company and Named Executive Officers as a group.  Common stock is the Company’s only outstanding class of equity security.

Name of Beneficial Owner	Number of Shares	Percent

DNIC Brokerage Company	1,087,459	7.8%
2859 Central Street #278
Evanston, IL 60201
Kenneth E. Millard (1)(2)(3)	361,989	2.6%
John E. Berndt (1)(3)	75,600	*
Larry J. Ford (1)(3)	45,907	*
Daniel D. Giacopelli (1)(2)(3)	265,988	1.9%
Richard D. Haning (3)(5)	31,017	*
Brian J. Clucas (1)(3)	10,600	*
Lawrence S. Barker (1)(3)(6)	1,000	*
Kevin J. Wiley (1)(3)(6)	0	*
Jeffrey L. Herrmann (2)(3)	72,806	*
George S. Brody (2)(3)	6,666	*
Daniel C. Wonak (2)(3)	49,502	*
All Directors and Named Executive Officers as a group (11 Persons) (4)	921,075	6.6%

* Less than one percent.
(1)	The named individual is a director of the Company.

(2)	The named individual is a Named Executive Officer. Mr. Brody became an executive officer on October 26, 2004.

(3)	Includes shares of common stock that directors, former directors and Named Executive Officers of the Company may acquire pursuant to options exercisable within 60 days of November 26, 2004.

(4)	Includes 746,030 shares of common stock that directors, former directors and Named Executive Officers of the Company may acquire pursuant to options exercisable within 60 days of November 26, 2004.

(5)	This director resigned from the Company’s Board of Directors effective on November 1, 2004.

(6)	These individuals became directors of the Company on November 1, 2004.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to compensation received by each of the Named Executive Officers for services rendered during each of the Company’s last three completed fiscal years.

	Fiscal Year	Annual Compensation				Long-Term Compensation Awards/ Options(1)	All Other Compensation

Name		Salary		Bonus

Kenneth E. Millard	2004	$400,000		$235,000	(3)	0	$7,408	(2)
Chief Executive Officer	2003	362,500		150,000	(3)	300,000	7,807	(2)
Chairman of the Board	2002	250,000		200,000	(3)	0	7,720	(2)
Daniel D. Giacopelli	2004	$250,000		$125,000	(4)	75,000	$0
Chief Technology Officer	2003	200,000		75,000	(4)	25,000	0
Executive Vice-President	2002	200,000		100,000	(4)	0	0
Director
Jeffrey L. Herrmann	2004	$235,000		$125,000	(4)	75,000	$273,232	(7)
Chief Operating Officer	2003	185,000		70,000	(4)	25,000	0
Chief Financial Officer	2002	185,000		90,000	(4)	0	0
Executive Vice-President
Secretary
George S. Brody	2004	$125,000		$127,608	(6)	5,000	$0
Senior Vice-President	2003	34,615	(8)	7,319	(6)	20,000	0
Telguard	2002	n/a		n/a		n/a	n/a
Daniel C. Wonak	2004	$120,000		$50,000	(5)	15,000	$127,189	(7)
Senior Vice-President	2003	120,000		37,500	(5)	25,000	0
Marketing	2002	120,000		50,000	(5)	0	0

(1)	Represents the number of shares of common stock underlying stock options granted during each fiscal year.

(2)	Amount includes medical expenses paid by the Company pursuant to Mr. Millard’s employment agreement with the Company.

(3)	Amount includes a retention bonus of $75,000.

(4)	Amount includes a retention bonus of $50,000.

(5)	Amount includes a retention bonus of $25,000

(6)	Amount represents sales commissions.

(7)	Amount represents the value realized from stock option exercises.

(8)	Mr. Brody joined the Company on June 23, 2003.

Employment Contracts

Except for Mr. Millard, none of the Named Executive Officers has entered into a written employment agreement with the Company.

On January 1, 2003, the Company entered into an employment agreement with Kenneth E. Millard, pursuant to which Mr. Millard agreed to serve as Chairman, President and Chief Executive Officer of the Company.

This employment agreement replaces Mr. Millard’s employment agreement dated April 18, 1996. Under the January 1, 2003 employment agreement, Mr. Millard’s term of employment shall continue until terminated by either the Company or Mr. Millard with at least 60 days prior notice. The employment agreement entitles Mr. Millard to receive an annual base salary of $400,000. Mr. Millard is also eligible under the employment agreement to receive a target annual incentive bonus of $320,000. The annual incentive bonus is payable quarterly, one-half in common stock of the Company and one-half in cash. Payment of the bonus is dependent upon the achievement by Mr. Millard of annual performance targets established by the Compensation Committee. If Mr. Millard’s employment is terminated by the Company other than for cause, as defined in the employment agreement, Mr. Millard will be entitled to receive upon termination a lump-sum severance payment in an amount equal to $400,000.

On January 28, 2003, Mr. Millard was granted an Incentive Stock Option (ISO) to purchase 250,000 shares of the Company’s common stock in connection with his January 1, 2003 employment agreement with the Company. Mr. Millard must hold at least 20% of any and all shares received from exercises of the ISO for the entire time that he is Chairman, President and CEO. One-third of the ISO vests on each of the first three anniversary dates of the grant date. All options granted under Mr. Millard’s employment agreement terminate on the earlier of January 28, 2013, and the date that is 180 days after Mr. Millard is no longer employed by the Company.

Mr. Millard was granted options to purchase 125,000 shares of the Company’s common stock in connection with his April 18, 1996 employment agreement with the Company. Options to acquire 12,500 shares of the Company’s common stock at $12.25 per share vested on April 18, 1996. Options to acquire 37,500 shares of the Company’s common stock at $12.25 per share vested in 36 monthly installments from June 1996 through May 1999. Options to acquire 75,000 shares of the Company’s common stock at $12.25 per share vested on April 30, 2003.

All options granted under Mr. Millard’s previous employment agreement terminate on the earlier of May 1, 2006 and the date that is 180 days after Mr. Millard is no longer employed by the Company.

Mr. Millard has been granted options to acquire 273,047 shares of the Company’s common stock separate from his employment agreements.

Each of the Named Executive Officers, except Mr. Brody, has a severance agreement and a retention agreement with the Company. Except for Mr. Millard, the severance agreements entitle these Named Executive Officers to a severance payment of six months’ salary at the time of severance in the event of separation other than for cause, as defined in the severance agreement. The terms of Mr. Millard’s severance arrangement is included in his employment agreement (see above). The retention agreements entitle these Named Executive Officers to a bonus payment for each completed fiscal year of service with the Company. The retention bonus amounts are itemized in the Executive Compensation section of this proxy.

Option Grants

The following table sets forth information concerning option exercises by Named Executive Officers during the fiscal year ended September 30, 2004.

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Asssumed Annual Rates of Stock Price Appreciation for Option Term (1)

					0%	5%	10%

Daniel D. Giacopelli	75,000	13.4%	6.58	12/15/2009	$0	$167,837	$380,765
Jeffrey L. Herrmann	75,000	13.4%	6.58	12/15/2009	0	167,837	380,765
Daniel C. Wonak	15,000	2.7%	6.58	12/15/2009	0	33,567	76,153
George S. Brody	5,000	0.9%	5.55	9/8/2010	0	9,438	21,411

(1)

The dollar amounts under these columns are the result of calculations based on an assumed 5% and 10% annual rate of appreciation in the market price of the Company’s common stock over the terms of the options. These calculations are mandated by the Securities and Exchange Commission. We can provide no assurance that during the terms of the options the market price of the Company’s common stock will appreciate at the 5% or 10% assumed annual appreciation rates.

Option Exercise and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises by Named Executive Officers during the fiscal year ended September 30, 2004, and the value of the Named Executive Officers’ option holdings as of September 30, 2004.

	Shares Acquired upon exercise	Value Realized	Number of Unexercised Options at FY-End		Value of Unexcerised in the Money Options (1)

Name			Excercisable	Unexcerisable	Excercisable	Unexcerisable

Kenneth E. Millard	0	$0	319,140	200,001	$1,169,529	$1,378,174
Daniel D. Giacopelli	0	0	130,729	102,084	242,989	428,753
Jeffrey L. Herrmann	46,689	273,232	34,595	91,667	66,997	428,753
Daniel C. Wonak	28,333	172,189	30,000	31,667	0	192,953
George S. Brody	0	0	6,666	18,334	40,796	106,404

(1)

Represents the fair market value per share of the Company’s common stock on the last day of the fiscal year less the option exercise price for each of the options multiplied by the number of shares underlying each of the options. The fair market value per share was $10.51, based upon the closing sales price of the Company’s common stock on the last trading day of the fiscal year, as reported by the NASDAQ National Market System.

CERTAIN TRANSACTIONS

Transactions with DNIC
Pursuant to a contribution agreement with The Telular Group L.P., predecessor of the Company, in which DNIC Brokerage Company (DNIC) contributed a variety of assets including intellectual property rights, DNIC retained and did not contribute the right to receive the first $250,000 per year in royalty payments received by the Company under license agreements with respect to the contributed technology through September 18, 2004. In October 2001, the Company advanced DNIC $750,000 against the then remaining future royalties for the sole purpose of permitting DNIC to purchase the Company’s common stock in open market transactions. Since then all royalties received by the Company for the benefit of DNIC have been applied to the amount advanced to DNIC. The advance to DNIC has been fully repaid to the Company as of September 30, 2004, and this arrangement has expired.

Other Transactions and Events
Much, Shelist, Freed, Denenberg, Ament & Rubenstein, P.C., of which Marvin Benn is a principal, has provided legal services to the Company. Mr. Benn is a shareholder of the Company and a shareholder of DNIC. During fiscal year 2004, the Company paid Much Shelist aggregate fees of $153,479. Cash payments totaled $138,382 and payments made in the form of common stock of the Company were valued at $15,097 based upon the fair value of legal services received.

Mr. David  C. Giacopelli, a brother of director and officer Daniel D. Giacopelli, is employed by the Company under Daniel’s direct supervision. David Giacopelli received more than $60,000 in compensation from the Company during fiscal year 2004.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company’s executive officers. The purpose of this report is to inform stockholders of the Company’s compensation policies for executive officers.

Compensation Philosophy

The Company has historically implemented a “pay for performance” compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial objectives essential to the Company’s success, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company’s compensation practices reward executives commensurately with their ability (i) to meet the Company’s established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

A central feature of the Company’s compensation program is its emphasis on objective performance incentives that put a substantial portion of executives’ total cash compensation at risk by tying it to the achievement of objective financial results. An additional important aspect of the Company’s compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive’s interests are aligned with the long-term interests of the Company’s stockholders.  Executives are thereby given the incentive not only to meet their annual performance objectives but also to achieve longer-term strategic goals.

Compensation Program

The key components of the Company’s compensation program are base salary, cash bonuses and stock options.

Base Salary. The Committee annually reviews the base salary of each executive officer.

Cash Bonuses.  Each executive of the Company is given a specified bonus target that he will receive if the quarterly financial objectives set by the Board of Directors are met. These bonus targets represent a significant portion of overall compensation, 80% of base salary in the case of the CEO. In addition, the Committee has authority to award bonuses in its discretion, including retention bonuses.

Stock Options.  Long-term incentives are provided through the Company’s Stock Option Plans. The Plans are administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries and non-employee directors of the Company.

The Committee is a standing committee currently composed of two directors, Mr. Ford and Mr. Berndt, both of whom are independent directors.

The Committee upon recommendation of the CEO decided not to provide a general wage increase to non-executive employees for fiscal year 2004. Instead, employees in this group were given a stock option grant and the continued opportunity to participate in applicable Company bonus plans. Certain employees in this group were given merit wage increases.

Regarding executive employees other than the CEO, the Committee upon recommendation of the CEO decided to provide merit wage increases to Mr. Giacopelli and Mr. Herrmann for fiscal year 2004. Additionally, Mr. Giacopelli, Mr. Herrmann and Mr. Wonak were each given a stock option grant, the continued opportunity to participate in applicable Company bonus plans and paid a retention bonus. Mr. Brody, who became an executive officer on October 26, 2004, did not receive any pay adjustments in fiscal year 2004. Additional details are included in the Executive Compensation table on page 6 and the Option Grants table on page 8.

The CEO’s compensation for fiscal year 2004 was established pursuant to an employment agreement dated January 1, 2003. The CEO’s base salary is $400,000 and the CEO’s target incentive opportunity is $320,000. The CEO received a cash bonus of $160,000 which resulted from 200% of target performance in the Company’s second fiscal quarter. The CEO was also paid a retention bonus of $75,000 during fiscal year 2004. The CEO was not granted stock options during fiscal year 2004.

The following table summarizes all stock options that have been repriced for past and present executive officers during the past ten years.

TEN-YEAR OPTION REPRICINGS

Name and Title		Repricing Date	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing

Kenneth E. Millard		10/28/1997	37,500	$12.25	$19.12	$12.25	8.5 Years
Kenneth E. Millard		10/28/1997	125,000	12.25	18.00	12.25	8.5 Years
Jeffrey L. Herrmann	(1)	10/28/1997	5,000	12.25	23.75	12.25	5.5 Years
Robert C. Montgomery	(2)	10/28/1997	18,750	12.25	19.12	12.25	5.5 Years
Robert C. Montgomery	(2)	10/28/1997	46,250	12.25	18.00	12.25	8.5 Years
Robert C. Montgomery	(2)	10/28/1997	6,250	12.25	20.00	12.25	8.5 Years
Robert C. Montgomery	(2)	4/17/1996	9,000	22.24	33.00	18.00	5.0 Years
S.W.R. (Sandy) Moore	(2)	10/28/1997	12,500	12.25	22.25	12.25	9.0 Years
Raymond M. O’Leary	(2)	4/17/1996	6,000	22.24	33.00	18.00	5.0 Years
George Claudio Jr.	(2)	4/17/1996	12,052	22.24	33.00	22.24	5.0 Years
Gordon Jenkins	(2)	4/17/1996	3,000	22.24	33.00	22.24	5.0 Years
Timothy L. Walsh	(2)	4/17/1996	2,500	22.24	33.00	22.24	5.0 Years

(1)	Current executive officer who was employed by the Company during fiscal year 2004. The repriced options presented expired on October 28, 2003.
(2)

Former executive officer who was not employed by the Company during fiscal year 2004. The options associated with each former officer were cancelled upon termination and are not outstanding. None of the options were exercised during the term that they were outstanding.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Larry J. Ford, Committee Chairman
John E. Berndt

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2004 and discussed the audited financial statements with the Company’s management and Ernst & Young LLP, the Company’s independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as currently in effect, has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP and has considered the compatibility of nonaudit services with the auditors’ independence. Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Brian J. Clucas, Committee Chairman
John E. Berndt
Larry J. Ford

PERFORMANCE MEASUREMENT COMPARISON

The graph on page 13 compares total shareholder returns of the Company since September 30, 1999, to three indices: the NASDAQ Stock Market (U.S.) Index, the NASDAQ Telecommunications Index and the Research Data Group Technology Index. The total return calculations assume the reinvestment of dividends, although dividends have never been declared for the Company’s stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The NASDAQ Stock Market (U.S.) Index tracks the aggregate return of all equity securities traded on the NASDAQ National Market System (the NMS). The Research Data Group Technology Index tracks the aggregate return of technology companies, including electronics, medical and other related technology industries. The NASDAQ Telecommunications Index tracks the aggregate return of equity securities of telecommunications companies traded on the NASDAQ National Market System (the NMS).

The Company’s common stock is traded on the NMS and is a component of the NASDAQ Stock Market (U.S.) Index. The Company’s stock price on the last day of the 2004 fiscal year, September 30, 2004, was $10.51. The latest stock price attainable prior to the printing of this Proxy Statement stock price was $6.70 on November 26, 2004.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Ford and Mr. Berndt. No member of the Compensation Committee is now or has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

All executive officers, directors and holders of more than 10% of the Company’s Common Stock reported all transactions in the Company’s Common Stock during fiscal year 2004 in timely filings with the Securities and Exchange Commission (SEC) as required under Section 16(a) of the Securities and Exchange Act of 1934.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company’s next annual meeting of shareholders must be received by the Company no later than August 21, 2005, at the Company’s principal executive offices. Shareholders who intend to present a proposal for the next annual meeting of shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than November 4, 2005, at the Company’s principal executive offices. All notices should be sent to: Telular Corporation, Attention: Secretary, 647 North Lakeview Parkway, Vernon Hills, Illinois 60061.

Independent Public Accountants

The Board of Directors has appointed Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2005. Ernst & Young LLP (E&Y) has audited the Company’s financial statements since December 1992.

Audit and Non-Audit Fees

The following table presents fees for professional audit services performed by E&Y for the audit of the Company’s annual consolidated financial statements for fiscal 2003 and 2004 and for the review of the Company’s interim consolidated financial statements for each quarter in fiscal 2003 and 2004 and for all other services performed in fiscal 2003 and 2004:

	Year Ended September 30,

	2004	2003

Audit Fees (1)	$138,250	$116,700
Audit-Related Fees	0	0
Fees to prepare tax returns	48,983	50,743
All Other Fees	0	0

Total	$187,233	$167,443

(1)       Audit Fees in both 2003 and 2004 consisted of the annual audit and quarterly reviews of the Company’s consolidated financial statements and the audit of the annual  financial statements of the Company’s 401K Plan.

The Audit Committee pre-approved 100% of the services described above. The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accountants is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent registered public accountants during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accountants’ independence.

Representatives of E&Y are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

Shareholder Proposal No. 1

Joseph Pirinea, 3843 Wesley St., Seaford, NY 11783, has notified us that he intends to present the following proposal at this year’s meeting:
“Shareholders of Telular Corporation (WRLS) request the Board of Directors to approve a change to the corporate governing documents to require that the offices of Chairman and Chief Executive Officer be split into separate positions. This topic of separation of duties of Chairman and Chief Executive Officer has recently been adopted at both Fortune 500 and smaller corporations to encourage greater management accountability. I believe that splitting the positions of Chairman and Chief Executive Officer will enhance shareholder value, and that it is imperative that the interest of the Board of Directors be aligned with stockholders and not management.”

The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons:

The Board of Directors, which includes five independent, non-management directors among its seven members, believes that it is often desirable for the positions of Chairman and Chief Executive Officer to be held by the same person. The Board of Directors believes this combination has served the Company well by providing unified leadership and direction. The Board believes it is important that the Board have the discretion to act in the best interests of shareholders at any point in time and select the director it believes best suited to serve as Chairman of the Board. The Board of Directors may separate these positions should circumstances change.

Moreover, the Board believes its independence is not compromised by having a single person serve as Chairman of the Board and Chief Executive Officer. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of the Company. The contributions of each independent director would not change if he or she served as non-executive Chairman of the Board.

We therefore recommend a vote against the proposal.

Shareholder Proposal No. 2

Regina Pirinea, 3843 Wesley St., Seaford, NY 11783, has notified us that she intends to present the following proposal at this year’s meeting:
“Shareholders of Telular Corporation (WRLS) request that the company adopt cumulative voting. This will enable shareholders to concentrate their votes for the directors who shareholders believe have superior performance.”

The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons:

Cumulative voting provides that in any election of directors, each share of common stock entitles the holder to one vote for each directorship to be filled and allows the holder to cast all of those votes for one nominee or spread them among multiple nominees. Thus, if seven directorships were to be filled, the holder of one share could cast one vote for each of seven nominees, seven votes for only one nominee, or any other possible combination.

In contrast, the Company currently provides that each share of common stock is entitled to one vote for each directorship to be filled and requires those votes to be spread among separate nominees for those directorships. Thus, no share entitles its holder to cast more than one vote for any nominee.

The Board of Directors does not consider cumulative voting to be in the best interest of the Company or its shareholders. Each director has a duty to oversee the management of the Company for the benefit of all shareholders. Cumulative voting can permit the holders of a relatively small number of shares to cause the election of one or more directors whose loyalty could be primarily to the minority group responsible for their election, rather than to the Company and all of its shareholders. The Board of Directors believes that the current structure, which requires all directors to obtain support from a broader base of shareholders, to be a better mechanism to assure that directors are appropriately focused on the interests of all shareholders.

We therefore recommend a vote against the proposal.

Shareholder Proposal No. 3

Russell Oliveri, 260 Stuart Drive, New Rochelle, NY 10804, has notified us that he intends to present the following proposal at this year’s meeting:
“Shareholders of Telular Corporation (WRLS) request the Board of Directors to approve a change to the corporate governing documents to increase the current board of directors from 6 members to 9.  It is recommended that the additional three members be appointed to the Board at the annual Shareholder meeting, after the votes are tabulated and this proposal is properly adopted, or as soon as possible thereafter.”

“I believe additional directors could help the board better address the issues of marketing and licensing the company’s technology through corporate alliances.  These issues currently do not properly reflect adequate director attention.”

The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons:

The Board of Directors does not currently consider expanding its size to nine members to be in the best interests of the Company or its shareholders. The Company believes that it is more important to assure that the Board of Directors consists of directors of uniformly high caliber than it is to increase the number of members. The Company has confidence in its current Board membership. The Company is continually searching for well-qualified candidates to serve as members of the Board of Directors to fill vacancies that may arise. The Company believes it is important that it retain the discretion to change the size of the Board of Directors at any point in time should circumstances warrant. Mandating an increased size for the Board of Directors, however, would simply exacerbate the challenges of consistently finding suitable nominees for director without creating sufficient offsetting benefit to the Company’s shareholders.

We therefore recommend a vote against the proposal.

Other Matters

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/S/ JEFFREY L. HERRMANN

Executive Vice-President, Chief Operating Officer, Chief Financial Officer and Secretary

Vernon Hills, Illinois
December 14, 2004

APPENDIX A

TELULAR CORPORATION
AUDIT COMMITTEE CHARTER
OCTOBER 25, 2004

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors of Telular Corporation (the “Company”).

Composition, Organization and Compensation

The Committee shall be composed of not less than three Directors, each of whom (i) meet the independence and experience requirements of The Nasdaq National Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), (ii) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iii) have no relationship that would interfere with the exercise of his or her independent judgment. Each of the Committee members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee. At least one member of the Committee shall be a “financial expert” (as defined by applicable Nasdaq and SEC rules and regulations).

The Board of Directors has sole authority to appoint and remove members of the Committee and select a Chairman of the Committee, who may be the incumbent Chairman or another member of the Committee.

The compensation of Committee members shall be as determined by the Board of Directors.  No member of the Committee may receive any compensation from the Company other than fees paid in his or her capacity as members of the Board of Directors or a committee of the Board of Directors.

Purpose

The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•

Monitor the independence and performance of the Company’s independent auditor (the “Independent Auditor”), which shall be a registered public accounting firm as defined in the Sarbanes-Oxley Act of 2002 (the “SOX Act”);

•	Monitor compliance with ethics policies adopted by management and the Board of Directors; and

•	Provide an avenue of communication among the Independent Auditor, management and the Board of Directors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention appropriate to fulfilling its responsibilities and has full access to the Independent Auditor as well as all books, records, facilities, and personnel of the Company and the authority to retain, at the expense of the Company, special legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting process including the annual audits of the annual financial statements and the review of the quarterly financial statements of the Company on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing the Company’s financial statements, and the Independent Auditor is responsible for auditing the annual financial statements and reviewing the quarterly financial statements.

The following are the principal functions performed by the Committee in carrying out its oversight responsibilities. This description is set forth as a guide, with the understanding that the Committee may supplement the description as appropriate.

Review Procedures

1.

The Committee shall review and reassess the adequacy of this charter periodically, as conditions indicate, but not less than annually, submit any proposed changes that it deems necessary or appropriate to the Board of Directors for its approval and have the charter published at least every three years in accordance with SEC rules and regulations.

2.

The Committee shall review the Company’s annual audited financial statements prior to filing or distribution. Such review shall include discussion with management and the Independent Auditor of significant issues, including changes in accounting principles, reporting standards, regulatory agency pronouncements, practices, judgments and any alternatives that have or may have in the future a significant impact on the consolidated financial statements of the Company.

3.

In consultation with the management and the Independent Auditor, the Committee shall: (a) consider the integrity of the Company’s financial reporting processes and controls; (b) discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and (c) review significant findings prepared by the Independent Auditor together with management’s responses.

4.

The Committee shall review with management and the Independent Auditor the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution.  The Committee shall discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the Independent Auditor in accordance with AICPA SAS 61.

5.

The Committee shall review earnings releases and earnings guidance issued by the Company for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with generally accepted accounting principles (“GAAP”) and, to the extent pro forma or non-GAAP information is included, adequately disclose how such pro forma or non-GAAP information differs from the comparable GAAP information and that such pro forma or non-GAAP information is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Company’s results of operations or financial condition.

6.	The Committee shall review with management and the Independent Auditor all significant litigation.

7.

The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

8.

The Committee shall provide sufficient opportunity for the Independent Auditor to meet privately with the members of the Committee and otherwise shall, from time to time as it deems appropriate, meet separately with management and the Independent Auditor as necessary to assure a smooth functioning of the annual audit and otherwise to fulfill it responsibilities.

9.

On at least an annual basis, the Committee shall review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

10.	The Committee shall consider the effectiveness of the Company’s internal control system, including information technology security and control.

11.

The Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls and the Company’s disclosure controls and procedures. The Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the SOX Act (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

12.	The Committee shall establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

13.

The Committee shall review all related-party transactions, defined by reference to transactions required to be disclosed under Item 404 of Regulation S-K on an ongoing basis and approve such transactions as appropriate.

14.	The Committee shall annually prepare a report to shareholders as required by the SEC. The report shall be included in the Company’s annual proxy statement.

15.	The Committee shall perform any other activities consistent with this charter, the Company’s by-laws, and governing law, as the Committee or the Board or Directors deems necessary or appropriate.

16.

The Committee shall engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board of Directors to cause the Company to pay the compensation of such advisors as established by the Committee and to cause the Company to pay all other expenses incurred by the Company in carrying out its duties.

17.

The Committee shall conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

18.	The Committee is empowered to investigate any other matters brought to the Committee’s attention within the scope of its responsibilities.

19.	The Committee shall perform such other duties as may be delegated from time to time by the Board of Directors.

Independent Auditor

20.

The Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the Independent Auditor. The Committee may, in its discretion, seek shareholder ratification of the Independent Auditor it appoints.

21.

The Committee shall require the Independent Auditor to report directly to the Committee, and the Committee shall have the sole and direct responsibility for overseeing the Independent Auditor, including resolution of any disagreements between Company management and the Independent Auditor regarding financial reporting. In connection with its oversight role, the Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the Independent Auditor pursuant to paragraph (k) of Section 10A of the Exchange Act regarding:

• critical accounting policies and practices;
•

alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the disclosure and treatment preferred by the Independent Auditor; and

• other material written communications between the Independent Auditor and Company management.

22.	The Committee shall take, or recommend that the full Board of Directors take, appropriate action to ensure the independence of the Independent Auditor.

23.

The Committee shall obtain and review a formal written statement from the Independent Auditor setting forth all relationships between the Independent Auditor and the Company, including disclosures required by Independence Standards Board Standard No. 1. The Committee shall actively engage in dialogue with the Independent Auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditors.

24.

The Committee shall be solely and directly responsible for setting the compensation of the Independent Auditor.  The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the Independent Auditor established by the Committee.

25.

The Committee shall pre-approve all audit services, which may entail providing comfort letters in connection with securities underwritings, and all non-audit services (other than de minimus non-audit services as defined by the SOX Act (and the applicable rules thereunder) to be provided to the Company by the Independent Auditors. The Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Committee of any non-audit services to be performed by the Independent Auditor.

26.	The Committee shall establish hiring policies for partners and employees or former partners and employees of the Independent Auditor that satisfy all applicable laws and regulatory requirements.

27.

The Committee annually, in advance of the annual audit of the Company’s financial statements, shall review with the Independent Auditor the audit plan, including without limitation the adequacy of staffing and the compensation arrangements. Following completion of the annual audit, and prior to releasing the year-end earnings, the Committee shall meet with the Independent Auditor to review the results of the audit. The Committee shall also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

28.	The Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Meeting and Minutes

The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this charter. It is anticipated that the Committee will hold at least four meetings per year either in person or via telephone.

The Committee should meet privately in executive session at least annually with management, the Independent Auditor, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the Independent Auditor quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

Special meetings of the Committee may be called by any member of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board of Directors and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. If approved by the Board of Directors, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.

Minutes of each Committee meeting and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

Periodically, a report on the Committee’s activities shall be provided to the Board of Directors by the Chairman of the Committee (or, in the Chairman’s absence, by another member of the Committee).

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Telular Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TELULAR CORPORATION 647 N. LAKEVIEW PARKWAY VERNON HILLS, IL 60061

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TELULR	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELULAR CORPORATION

A. Election of Directors 1. Directors’ recommend: A vote for election of the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.

01 – Kenneth E. Millard	05 – Brian J. Clucas	☐	☐	☐
02 – John E. Berndt	06 – Lawrence S. Barker				________________________________________________________
03 – Larry J. Ford	07 – Kevin J. Wiley
04 – Daniel D. Giacopelli

Vote on Proposals
B. Issue

1.	Shareholder Proposals
The Board of Directors recommends A vote “Against” for each Shareholder Proposal.

		For	Against	Abstain
PROPOSAL 1 – Proposal submitted by a shareholder to require that the offices of Chairman and Chief Executive Officer be split into separate positions.		☐	☐	☐

PROPOSAL 2 – Proposal submitted by a shareholder to adopt cumulative voting.		☐	☐	☐

PROPOSAL 3 – Proposal submitted by a shareholder to increase the current Board of Directors from 6 members to 9 members.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TELULAR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 25, 2005

The shareholders hereby appoint Kenneth E. Millard and Jeffrey L. Herrmann, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Telular Corporation that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM Central Time on January 25, 2005, at the Northbrook Hilton, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, and any adjournment or postponement thereof.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AGAINST EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE